EXHIBIT 10.b
                         Washington Trust Bancorp, Inc.
                     Supplemental Executive Retirement Plan
                        Effective as of September 1, 2001

1.  Purpose.
The purpose of the Washington Trust Bancorp, Inc. Supplemental Executive Retirement Plan (the "Plan") is to provide supplemental retirement benefits to certain executives of Washington Trust Bancorp, Inc. (hereinafter called the "Corporation"), who have been designated by the Board of Directors of the Corporation as being eligible to participate in the Plan.

2.  Definitions.
     2.1. "Accrued Benefit" shall mean the benefit amount the Participant would be entitled to under Section 3.1, commencing at his Normal Retirement Date.

     If the Participant employment terminates for any reason prior to his Normal Retirement Date, in calculating his Accrued Benefit, (i) the offset for Primary Social Security retirement benefit shall be calculated on the basis of the amount projected to be payable at the Participant's Social Security normal retirement age assuming continued earnings by the Participant at the rate in effect at termination of employment until the Participant's Social Security normal retirement age; (ii) the offset for the Qualified Plan or any other qualified defined benefit plan shall be calculated on the basis of the Participant's accrued benefit in said plan upon termination of employment projected to be payable at the Participant's Normal Retirement Date; and (iii) the offset for any other non-qualified supplemental retirement plan shall be calculated on the basis of the Participant's accrued benefit in said plan upon termination of employment projected to be payable at the Participant's Normal Retirement Date.

     2.2. "Actuarial Equivalent" shall mean an amount having equal value when computed on the basis of a 6% interest rate compounded annually and the 1983 Group Annuity Mortality Table (blended 50% male/50% female).

     2.3. "Bank" shall mean the Washington Trust Company of Westerly, a Rhode Island corporation, and any affiliated entity, successor organization, parent, subsidiary or holding company.

     2.4. "Benefit Computation Base" shall mean the average of the Participant's annual compensation (including base salary, bonus, and any salary reduction amounts deferred pursuant to Sections 401(k) or 125 of the Internal Revenue Code of 1986, as amended, or pursuant to any non-qualified deferred compensation plan) paid during the 36 consecutive calendar months during the Participant's last ten years of employment by the Corporation in which such compensation is the highest.

     2.5. "Board of Directors" shall mean the Board of Directors of the Corporation in office from time to time.

     2.6. "Change in Control" shall mean

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock"); provided, however, that any acquisition by the Corporation or its subsidiaries, or any employee benefit plan (or related trust) of the Corporation or its subsidiaries of 20% or more of Outstanding Corporation Common Stock shall not constitute a Change in Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Common Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Corporation Common Stock, shall not constitute a Change in Control; or

          (b) Individuals who, as of the Effective Date, constitute the Board Directors of the Corporation (the "Incumbent Board") cease for any reason to constitute at least a majority of the Incumbent Board, provided that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

          (c) Consummation by the Corporation of (i) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Common Stock immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 40% of the then outstanding shares of common stock of the corporation resulting from such a reorganization, merger or consolidation; (ii) a reorganization, merger or consolidation, in each case, (A) with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Common Stock immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 40% but less than 50% of the then outstanding shares of common stock of the corporation resulting from such a reorganization, merger or consolidation, (B) at least a majority of the directors then constituting the Incumbent Board do not approve the transaction and do not designate the transaction as not constituting a Change in Control, and (C) following the transaction members of the then Incumbent Board do not continue to comprise at least a majority of the Board; or (iii) the sale or other disposition of all or substantially all of the assets of the Corporation, excluding a sale or other disposition of assets to a subsidiary of the Corporation; or

          (d) Consummation by the Bank of (i) a reorganization, merger or consolidation, in each case, with respect to which, following such reorganization, merger or consolidation, the Corporation does not beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation or bank resulting from such a reorganization, merger or consolidation or (ii) the sale or other disposition of all or substantially all of the assets of the Bank, excluding a sale or other disposition of assets to the Corporation or a subsidiary of the Corporation.

     2.7. "Compensation Committee" shall mean the Compensation Committee of the Board of Directors.

     2.8. "Corporation" shall mean Washington Trust Bancorp, Inc.

     2.9. "Early Retirement Date" shall mean the first day of the month coincident with or next following a Participant's 55th birthday and completion of ten (10) Years of Service.

     2.10. "Effective Date" shall mean September 1, 2001.

     2.11. "Normal Form" under the Plan shall mean a single life annuity, payable monthly, for a Participant who is not married on his retirement date, and a joint and 50% spousal survivor annuity for a Participant who is married on his retirement date. The single life annuity shall provide monthly payments to the Participant for his life. The joint and 50% spousal survivor annuity shall provide monthly payments to a Participant for his life with provision for the continuation of an amount equal to 50% of such monthly payments to the Participant's surviving spouse for her life after the death of the Participant. Either form of payment will guarantee 120 monthly payments.

     2.12. "Normal Retirement Date" shall mean the first day of the month coincident with or next following a Participant's 65th birthday.

     2.13. "Participant" shall mean an executive of the Corporation or the Bank who has been designated by the Board of Directors of the Corporation as being eligible to participate in the Plan. The initial Participants are listed on Schedule A attached hereto.

     2.14. "Qualified Plan" shall mean The Washington Trust Company Pension Trust, as amended from time to time.

     2.15.   "Years  of  Service"  shall  mean  the  period   beginning  on  the
     Participant's first day of work at the Corporation and ending on the Participant's last day of work at the Corporation.

3.  Benefits.

     3.1. Normal Retirement Benefit.

          (a) If a Participant shall continue in the employment of the Corporation until his Normal Retirement Date, he shall be entitled to a Normal Retirement Benefit, payable in the Normal Form, payable monthly, in the annual amount of the sum of 30% of his Benefit Computation Base plus 2% of his Benefit Computation Base for each Year of Service, but not in excess of 55% of his Benefit Computation Period, reduced by the sum of (i), (ii), (iii) and (iv) below.

               (i) The Participant's annual Primary Social Security retirement benefit projected to be payable as of the Participant's Social Security normal retirement age;

               (ii) The annual amount of benefits payable to the Participant on his Normal Retirement Date in the Life Annuity Form from the Qualified Plan;

               (iii) The annual amount of benefits payable to the Participant on his Normal Retirement Date in the Life Annuity Form from any other non-qualified supplemental retirement plan maintained and funded by the Corporation or the Bank, as such plan or plans may be amended or modified from time to time; and

               (iv) The annual amount of benefits payable to the Participant on his Normal Retirement Date in the Life Annuity Form from any qualified defined benefit pension plan maintained and funded by any prior employer of the Participant.

          Notwithstanding the foregoing and subject to the vesting provisions of
          Section 3.3, in no event shall the annual Normal Retirement Benefit payable from this Plan be less than the amount determined pursuant to the following table:

             Annual Normal Retirement Benefit     Years of Participation in Plan
             --------------------------------     ------------------------------
                            $1,000                              one
                            $2,000                              two
                            $3,000                             three
                            $4,000                             four
                            $5,000                             five
                            $6,000                              six
                            $7,000                             seven
                            $8,000                             eight
                            $9,000                             nine
                           $10,000                          ten or more

          (b) Optional Form of Payment. In lieu of the payments in the Normal Form, a Participant may, with the approval of the Compensation Committee, elect an optional form which shall be the Actuarial
          Equivalent of the Normal Form and which may be any optional annuity form which is available to the Participant under the terms of the Qualified Plan.

     3.2. Early Retirement. A Participant may retire after he has attained his Early Retirement Date. If he elects to commence receipt of his benefit payments from the Plan prior to his Normal Retirement Date, the monthly payment amount shall be equal to his Accrued Benefit reduced by (a) 5/18ths of one percent for each month by which the Participant's benefit commencement date precedes his 60th birthday and (b) 5/9ths of one percent for each month commencing on or after his 60th birthday by which the Participant's benefit commencement date precedes his Normal Retirement Date. Benefit payments will be made in the Normal Form, or if elected by the Participant, in an optional form under Section 3.1(b).

     3.3. Deferred Vested Benefit. If a Participant terminates employment with the Corporation prior to completion of five (5) Years of Service, he shall not be entitled to receive any benefits from the Plan. If a Participant terminates employment with the Corporation after completion of five (5) Years of Service, he shall be entitled to receive his Accrued Benefit beginning on his Normal Retirement Date, or with the consent of the Compensation Committee, at any time after attaining his 55th birthday. If he elects to commence receipt of his benefit payments from the Plan prior to his Normal Retirement Date, the monthly payment amount shall be equal to his Accrued Benefit reduced by (a) 5/18ths of one percent for each month by which the Participant's benefit commencement date precedes his 60th birthday and (b) 5/9ths of one percent for each month commencing on or after his 60th birthday by which the Participant's benefit commencement date precedes his Normal Retirement Date. Notwithstanding the foregoing, a Participant shall become fully vested in his Accrued Benefit upon a Change in Control. Benefit payments will be made in the Normal Form, or if elected by the Participant, in an optional form under Section 3.1(b).

     3.4. Pre-Retirement Death Benefit. In the event a Participant dies after his 55th birthday and prior to commencing to receive his Accrued Benefit from the Plan, one of the following benefits is payable, whichever of (a) and (b) applies:

          (a) If the Participant is survived by his spouse by at least 30 days, surviving spouse shall receive a monthly benefit for her life in an amount equal to 50% of the amount which would have been payable to the Participant if he had retired on the date of death and had elected to receive his monthly benefit in the Normal Form. This benefit will be paid for no fewer than 120 monthly payments. Such benefit shall commence to be payable to the Participant's spouse as of the first day of the month following the Participant's death. If the spouse dies within 30 days of the Participant, the Participant is treated as an unmarried Participant.

          The surviving spouse shall also receive from the Plan for 120 months, payable as of the first day of the month following Participant's date of death, a monthly benefit equal to (1) less (2), not less than zero:

               (1) 50% of the Normal Form of benefits from The Washington Trust Company Pension Trust and any other non-qualified supplemental defined benefit retirement plan maintained and funded by the Corporation or the Bank.

               (2) The amounts actually paid under the plans referenced in (1) above.

          (b) If the Participant is not married at his date of death or is not survived by his spouse by at least 30 days, his designated beneficiary shall receive 40% of the amount which would have been payable to the Participant if he had retired on his date of death and had elected to receive the benefit in the Normal Form. The beneficiary will be entitled to receive 120 monthly payments. Such benefit shall commence to be payable to the beneficiary as of the first day of the month following the Participant's death.

          The  designated  beneficiary  shall also receive from the Plan for 120
          months,   payable  as  of  the  first  of  the  month   following  the
          Participant's date of death:

               (1) 40% of the Normal Form of benefits payable from The Washington Trust Company Pension Trust and any other non-qualified supplemental defined benefit retirement plan maintained and funded by the Corporation or the Bank.

               (2) The amounts actually paid under the plans referenced in (1) above.

     In the event the Participant dies before his 55th birthday, and prior to receiving his Accrued Benefit from the Plan, a pre-retirement death benefit as described above will be payable as of the first of the month following his 55th birthday.

     3.5. Death of Participant After Retirement. Upon the death of a Participant after commencement of benefits hereunder, a death benefit will be payable from the Plan based upon the form of payment in effect under Section 3.1. If 120 monthly payments have not been made by the date of death, the surviving spouse or designated beneficiary shall receive monthly payments based upon the form selected for the remainder of the 120-month period.

     In addition, if 120 monthly installments have not been made from the plans noted in 3.4(a)(1) by the date of death, the surviving spouse or designated beneficiary shall receive monthly payments for the remainder of the 120 month period equal to (1) less (2) below, but not less than zero.

          (1) the monthly payment from The Washington Trust Company Pension Trust and any other non-qualified supplemental defined benefit plans maintained by the Corporation or Bank immediately prior to death but multiplied by any applicable joint and survivor percentage.

          (2) The monthly  amounts  actually paid under the plans  referenced in
          (1) above after death.

     3.6. Disability Prior to Retirement.

     In the event a Participant shall become disabled, the Corporation will pay no disability benefits hereunder. Disability benefits (if any) will be paid to the Participant through such long-term disability insurance program as may be sponsored by the Corporation or the Bank. Upon the later of the Participant's attainment of his Normal Retirement Date or cessation of benefits under the Corporation's or the Bank's long-term disability insurance program, the Participant shall commence receiving payment of his Accrued Benefit determined as of the date of the disability; but taking into account any Years of Service during his period of disability that are recognized for benefit accrual purposes under the Qualified Plan. Benefit payments will be made in the Normal Form, or if elected by the Participant, in an optional form under Section 3.1(b).

     In the event a Participant returns to work with the Corporation after terminating employment because of disability, he shall again be eligible to continue to participate in this Plan as though such disability had not occurred; provided, however, that if he has previously received a distribution of his Accrued Benefit, any future benefit payable to him under the Plan shall be reduced by the value of any prior distribution.

4.  Administration.

     4.1.  Administrator.   The  Compensation  Committee  is  charged  with  the
     administration and operation of the Plan.

     4.2. Powers of Administration. The Compensation Committee shall have all such discretionary powers and authority as are necessary to discharge its duties, including but not limited to, the interpretation and construction of all provisions of the Plan and the determination of all questions of fact, eligibility, participation, benefits and all other related or incidental matters. The Compensation Committee shall, in its sole discretion, decide all such questions in accordance with the terms of the Plan and the applicable law, and its good faith decision will be binding on the Compensation Committee, the Corporation, the Participants and all other interested parties.

     4.3. Delegation. The Compensation Committee may authorize any other person to execute any documents or authorize payments on its behalf. The Compensation Committee may also delegate to any other person or persons, severally or jointly, the responsibility for the preparation and filing of all disclosure material and reports which the Compensation Committee is required to file by law.

     4.4. Rules and Regulations. The Compensation Committee, subject to the provisions of the Plan, may adopt such rules and regulations as it deems necessary to carry out the provisions of the Plan.

     4.5. Claims Procedure. In the event that benefits under this Plan are not paid to a Participant (or his beneficiary in the case of the Participant's death), and such person feels entitled to receive them, a claim shall be made in writing to the Corporation within 60 days after written notice from the Corporation to the Participant or his beneficiary or personal representative that payments are not being made or are not to be made under this Plan. Such claim shall be reviewed by the Compensation Committee. If the claim is approved or denied, in full or in part, the Compensation Committee shall provide a written notice of approval or denial within 60 days from the date of receipt of the claim setting forth the specific reason for denial, specific reference to the provision of this Plan upon which the denial is based, and any additional material or information necessary to perfect the claim, if any. Also, such written notice shall indicate the steps to be taken if a review of the denial is desired. If a claim is denied (a claim shall be deemed denied if the Compensation Committee does not take action within the aforesaid 60-day period) and a review is desired, the Participant (or beneficiary in the case of the Participant's death), shall notify the Compensation Committee in writing within 20 days. In requesting a review, the Participant or his beneficiary may review this Plan or any document relating to it and submit any written issues and comments he may feel appropriate. In its sole discretion the Compensation Committee shall then review the claim and provide a written decision within 60 days. This decision likewise shall state the specific reasons for the decision and shall include reference to specific provisions of this Plan on which the decision is based.

     Any decision of the Compensation Committee shall be binding on the Participant, his personal representative, or any beneficiary.

     4.6. Operation of Law on Corporation's Obligations. In the event that any governmental entity promulgates any statute, rule, regulation, policy or order which restricts or prohibits the Corporation from making payments to the Participants under this Plan or affects any operation of the Plan, then the Corporation's obligations to make payments to the Participants (or their beneficiaries) hereunder shall terminate or be restricted or suspended (consistent with such law or binding regulation, policy or order) for so long as such restriction or prohibition applies to the Corporation. Nothing in this Plan is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of any applicable law or binding regulation, policy or order. Provisions other than payment provisions which are found to be invalid or illegal will not be given effect and the Plan will be enforced as if those provisions had never been inserted.

 5. Miscellaneous.

     5.1. Alienability. Neither the Participants nor any beneficiary thereof under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance, owed by the Participants or their beneficiaries or any of them, or be transferable by operation of law in the event of bankruptcy or otherwise.

     5.2. Participation in Other Plans. Nothing contained in this Plan shall be construed to alter, abridge, or in any manner affect the rights and privileges of the Participants to participate in and be covered by any pension, profit sharing, group insurance, bonus or any employee plan or plans which the Corporation or the Bank may have or hereafter have.

     5.3. Funding.

          (a) The Corporation reserves the right at its sole and exclusive discretion to insure or otherwise provide for the obligations of the Corporation undertaken by this Plan or to refrain from same, and to determine the extent, nature and method thereof, including the establishment of one or more trusts. Should the Corporation elect to insure this Plan, in whole or in part, through the medium of insurance or annuities, or both, the Corporation shall be the owner and beneficiary of the policy or annuity. At no time shall the Participants be deemed to have any right, title or interest in or to any specified asset or assets of the Corporation, or any trust or escrow arrangement, including, but not by way of restriction, any insurance or annuity contracts or the proceeds therefrom.

          (b) Any such policy, contract or asset shall not in any way be considered to be security for the performance of the obligations of this Plan.

          (c) If the Corporation purchases a life insurance or annuity policy on the life of a Participant, the Participant agrees to sign any papers that may be required for that purpose and to undergo any medical examination or tests (at the Corporation's expense) which may be necessary, and generally cooperate with the Corporation in securing such policy.

          (d) To the extent a Participant acquires a right to receive benefits under this Plan, such right shall be equivalent to the right of an unsecured general creditor of the Corporation.

          5.4. Benefits and Burdens. This Plan shall be binding upon and inure to the benefit of the Participants and their personal representatives, the Corporation, and any successor organization which shall succeed to substantially all of the Corporation's assets and business without regard to the form of such succession.

          5.5. Jurisdiction. This Plan shall be construed, administered and enforced in accordance with the laws of the State of Rhode Island to the extent not preempted by the Employee Retirement Income Security Act of 1974, as amended.

          5.6. Gender. Any reference in this Plan to the masculine shall be deemed to include the feminine where the context so requires.

6.  Plan Amendments and Termination.

          6.1. Right to Amend or Terminate. The Corporation reserves the right to make from time to time any amendment to the Plan. The Corporation further reserves the right to terminate the Plan at any time. Notwithstanding the foregoing, in no event shall any amendment or termination result in the reduction of the Accrued Benefit of any Participant earned prior to the date of amendment or termination.

          6.2. Action by Corporation. Any action by the Corporation under this Plan may be made by resolution of the Board of Directors of the Corporation.

          IN WITNESS WHEREOF, the Corporation has caused this Plan to be duly executed by its duly authorized officer and its Corporate Seal affixed at Westerly, Rhode Island this 16th day of August, 2001.


                                       Washington Trust Bancorp, Inc.



Witness  Kristen L. DiSanto
         ------------------

                                       By:  David V. Devault
                                       -----------------------------------------
                                       David V. Devault
                                       Executive Vice President, Treasurer, and
                                       Chief Financial Officer


                                   SCHEDULE A

         John C. Warren
         John F. Treanor